Revised November 30, 1994                              Exhibit 3.2

                         BECKMAN INSTRUMENTS, INC.
                        AMENDED AND RESTATED BY-LAWS

                                 ARTICLE I

                                  Offices

     Section 1. REGISTERED OFFICE. The registered office shall be The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, in the city of Dover, County of Kent, State of Delaware, 19901.

     Section 2. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 2500 Harbor Boulevard, Fullerton, Orange County, California.

                                 ARTICLE II
                          Meetings of Stockholders

     Section 1. PLACE OF MEETINGS. All annual meetings of stockholders shall be held at the principal office of the corporation, unless from time to time the Board of Directors, pursuant to authority hereby expressly conferred by resolution, fixes a different place where annual meetings of stockholders shall be held.

     All other meetings of stockholders shall be held at the principal office or at any other place which may be designated by the Board of Directors pursuant to authority hereby expressly granted.

     Section 2. ANNUAL MEETINGS. The annual meetings of stockholders shall be held on the first Thursday of April of each year, at 10:00 o'clock A.M. of said day or such other day and time as may be designated by resolution of the Board of Directors; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of stockholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.

     At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the Directors, or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this section. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and
(d) any financial interest of the stockholder in such proposal.

     The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this section. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this section, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

     This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

     Section 3. NOTICE OF MEETINGS AND ADJOURNED MEETING. Written notice stating the place, date and hour of any meeting shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. If a stockholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published, at least once in a newspaper of general circulation in the country in which said office is located.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

 If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 4. SPECIAL MEETINGS. Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, the chairman of the Board of Directors or the chief executive officer of the corporation. Special meetings of the stockholders of the corporation may not be called by any other person or persons.
Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of the stockholders. Notices of any special meetings shall specify, in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

     Section 5. VOTING; PROXIES. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place may be specified in the notice of the meeting, or it not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting.

     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. A stockholder may grant such authority by (a) executing a writing authorizing another person or persons to act for him as proxy, which execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or (b) authorizing another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the foregoing subsection (b) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Each original writing, telegram, cablegram or other means of electronic transmission, or a copy, facsimile telecommunication or other reliable reproduction thereof, shall be filed with the secretary of the corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

     Except as otherwise specifically provided by law, the Certificate of Incorporation or these by-laws, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Elections of Directors need not be by written ballot. Except as otherwise specifically provided by law, all other votes may be viva voce or by ballot.

     Section 6. QUORUM. Except as otherwise provided by the law, the Certificate of Incorporation or these by-laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at a meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 7. WAIVER OF NOTICE. The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice.
Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 8. NO ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

                                ARTICLE III
                                 Directors

     Section 1.  POWERS.
     (a) General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the corporation, and, in addition to the power and authority conferred by these by-laws, may exercise all powers of the corporation and do all such lawful acts and things as are not by statute, these by-laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and by-laws of the corporation, it is expressly declared that the Board of Directors shall have the following powers:

           First - To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or the by-laws, fix their compensation and require from them security for faithful service.
          Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Certificate of Incorporation or the by-laws, as they may deem best.
           Third - To change the principal office for the transaction of the business of the corporation from one location to another as provided in Article I, Section 2 hereof; to designate the place and time of annual and other meetings of stockholders as provided in Article II,
                     Section 2 and Article II, Section 4 of these by-laws; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.
          Fourth - To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, or in the case of shares issued as a dividend against amounts transferred from surplus to stated capital.
           Fifth - To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.
           Sixth - To appoint an Executive Committee and other committees, and to delegate to the Executive Committee, to the extent allowed by law, any of the powers and authority of the Board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal by-laws. The Board of Directors shall have the power to prescribe the manner in which proceedings of the Executive Committee and other committees shall be conducted. The Executive Committee shall be composed of two or more Directors. Unless the Board of Directors shall otherwise provide: meetings of the Executive Committee may be called by the Chairman of the Board, chief executive officer, president, any Board elected Vice President who is a member of the Executive Committee, or any two members thereof, upon written notice to the members of the Executive Committee of the time and place of such meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors; vacancies in the membership of the Executive Committee may be filled by the Board of Directors; a majority of the authorized number of members of the Executive Committee shall constitute a quorum for the transaction of business; and transactions of any meeting of the Executive Committee, however called and noticed or wherever held, after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.
                     All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 2. INDEFINITE NUMBER OF DIRECTORS AUTHORIZED. The authorized number of Directors shall be not less than six nor more than twelve. The exact number of Directors shall be fixed from time to time, within the limits specified in this section, by a resolution duly adopted by the Board of Directors.

     Section 3. ELECTION AND TERM OF OFFICE. The Directors shall be elected at each annual meeting of the stockholders but, if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of stockholders held for that purpose.

     The Directors of the corporation shall be divided into three classes, as nearly equal in number as reasonably possible, with the Directors in each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders of the corporation, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement disqualification or removal from office.

     Notwithstanding the foregoing, no person shall be elected or serve as a Director if such person is in a management position with or a director of a direct competitor of the corporation.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Paragraph 4 of the Certificate of Incorporation, and such Directors so elected shall not be divided into classes pursuant to this section unless expressly provided by such terms.

     Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the board or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponement, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of the stockholder and (ii) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as Director of the corporation.

     The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this section. If the presiding officer determines that a nomination was not made in accordance with the terms of this section, he shall so declare at the annual meeting and any such defective nomination shall be disregarded.

     Section 4. VACANCIES. Newly created directorships resulting from any increase in the number of Directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office,even though less than a quorum, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     Section 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State of Delaware as a majority of the Directors from time to time may designate or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the principal office for the transaction of business of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal office.

     Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of the stockholders the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such organizational meetings is hereby dispensed with.

     Section 7. MEETINGS. Meetings of the Board of Directors for any purpose or purposes shall be called at any time by the chairman of the Board, chief executive officer or the president or, if the chief executive officer and president are absent or unable or refuse to act, by any Board elected vice president or by any two Directors.

     Written notice of the time and place of meetings shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such Director.

     Section 8. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

     Section 9. CONSENT OF ABSENTEES; WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 9.1 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board or committee. Such action by written consent shall have the same force and effect as a unanimous vote of the Directors.

     Section 10. QUORUM. A majority of the total number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation.

     Section 11. ADJOURNMENT. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

     Section 12. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

     Section 13. REMOVAL OF DIRECTORS BY STOCKHOLDERS. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the Directors of the corporation may be removed from office by the stockholders at any annual or special meeting of stockholders of the corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, but only for cause, by the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of the corporation.

     Section 14. RESIGNATIONS. Any Director may resign at any time by submitting his written resignation to the corporation. Such resignation shall take effect at the time of its receipt by the corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

     Section 15. PARTICIPATION BY CONFERENCE TELEPHONE. Directors may participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons at the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

     Section 16. AGE LIMITATION. A person shall not hold office as a director following the annual meeting of stockholders held on or after the date of such person's 70th birthday; provided, however, that nothing in this provision shall prohibit directors elected in 1988 from serving two terms if duly nominated and elected.

                                 ARTICLE IV
                                  Officers

     Section 1. OFFICERS. The officers of the corporation shall be a chief executive officer, a president, a vice president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the Board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices except that the secretary shall not be the same person as the chief executive officer or the president.

     Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation require, each of whom shall hold office for such period, shall have such authority and shall perform such duties as are provided in the by-laws or as the Board of Directors may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION. Any officer may be removed either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors pursuant to Section 2 of this Article IV, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the chief executive officer, the president, or the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the by-laws for regular appointments to such office.

     Section 6. DELEGATION OF OFFICE. The Board of Directors may delegate the powers or duties of any officer of the corporation to any other officer or to any Director from time to time.

     Section 7. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the by-laws.

     Section 8. CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the chief executive officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the by-laws.

     Section 9. PRESIDENT. The president shall be the chief operating officer of the corporation next in authority to the Chairman of the Board and the chief executive officer both of whom he shall assist in the management of the business of the corporation and the implementation of orders and resolutions of the Board of Directors. In the absence of the Chairman of the Board and the chief executive officer, he shall preside at all meetings of the shareholders and of the Board of Directors and shall exercise all other powers and perform all other duties of the chairman of the Board of Directors and the chief executive officer; and he shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 10. VICE PRESIDENTS. In the absence or disability of the chief executive officer, the president, the chief operating officer, the most senior of the board elected vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the chief executive officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The Board elected vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the by-laws.

     Section 11. SECRETARY. The secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the by-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the by-laws.

     Section 12. TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any Director.

     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation, shall render to the chief executive officer, the president and Directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the by-laws.

                                 ARTICLE V
                               Miscellaneous

     Section l. RECORD DATE. The Board of Directors may fix, in advance, a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor fewer than ten
(10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2. INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, and minutes of proceedings of the stockholders and Directors and of the executive and other committees of the Directors shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a stockholder or as the holder of a voting trust certificate and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any stockholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a stockholders' meeting shall be made in writing upon the secretary of the corporation and shall state the purpose of such demand.

     Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 4. ANNUAL REPORTS. The Board of Directors of the corporation may cause to be sent to the stockholders, not later than one hundred twenty
(120) days after the close of the fiscal or calendar year, an annual report in such form as may be deemed appropriate by the Board of Directors.

     Section 5. EXECUTION OF INSTRUMENTS. The Board of Directors, except as otherwise provided in the by-laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

     Section 6. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the chief executive officer, president or a Board elected vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signatures of the chief executive officer, president and secretary or by a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the by-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     Section 7. REPRESENTATIONS OF SHARES OF OTHER CORPORATIONS. The chief executive officer or president or any Board elected vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

     Section 8. INSPECTION OF BY-LAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of the by-laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

     Section 9. TRANSFER OF SHARES. Transfer of shares shall be made on the books of the corporation only upon surrender of the share certificate, fully endorsed and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer. No transfer of shares shall be made on the books of this corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

     Section 10. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     Section 11.  CONSTRUCTION AND DEFINITIONS.   Unless the context
otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law of the State of Delaware shall govern the construction of these by-laws. Without limiting the generality of the foregoing the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                 ARTICLE VI

                                    Seal

     The form of the seal of the corporation, called the corporate seal of the corporation, shall be as impressed
           [Form of Seal]
adjacent hereto.


                                ARTICLE VII
                                Fiscal Year

     The fiscal year of the corporation shall begin on January 1 and end on December 31.


                                ARTICLE VIII

     Indemnification of Directors and Officers and Other Persons

     Section 1. INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VIII, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article VIII or otherwise. The right to indemnification conferred in this Article VIII shall include any claim made against the lawful spouse (whether such status is derived by reason of statutory law, common law or otherwise of any applicable jurisdiction in the world) of a Director or officer for claims arising solely out of his or her capacity as the spouse of a Director or officer, including such claims that seek damages recoverable from marital community property, property jointly held by the Director or officer and the spouse, or property transferred from the Director or officer to the spouse; provided, however, that this right shall not include any claim for any actual or alleged Wrongful Act of the spouse and that this right of indemnification shall apply only to actual or alleged Wrongful Acts of a Director or officer. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

     Section 2. CLAIM FOR INDEMNIFICATION. If a claim under Section 1 of this Article VIII is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3. RIGHT NOT EXCLUSIVE. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

     Section 4. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                 ARTICLE IX
                                 Amendments

     Section 1.  AMENDMENTS.
     (a) By Stockholders. These by-laws may be amended or repealed in whole or in part, and new or additional by-laws may be adopted, by the vote of stockholders entitled to exercise a majority of the voting power of the corporation, except that the vote of stockholders holding more than eighty percent (80%) of the voting power shall be necessary to reduce the authorized number of Directors below five.
     (b) By the Board of Directors. If the Certificate of Incorporation so provides, these by-laws may be adopted, amended, or repealed by the Board of Directors, provided, however, that no alteration, amendment or repeal of these by-laws that limits indemnification rights or changes the manner or vote required to make such alteration, amendment or repeal, shall be made except by the affirmative vote of stockholders entitled to exercise a majority of the voting power of the corporation. The fact that the power has been so conferred upon the Board of Directors to adopt, amend or repeal these by-laws shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal by-laws.


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